EXHIBIT 10.7

LEASE AGREEMENT

THIS LEASE, made this 1st day of July, 1997, by and between The Herbst Family Limited Partnership II(hereinafter “Lessor”), and E-T-T Enterprises, L.L.C. (Hereinafter “Lessee”).

WITNESSETH: that the Lessor in consideration of the rent herein specified to be paid by the Lessee, and the covenants and conditions herein mentioned, does hereby lease, let and demise, unto Lessee, and the Lessee does hereby rent from the Lessor that certain real property(Hereinafter the “Property”) situated in the County of Clark, State of Nevada, whose legal descriptions are attached hereto as Exhibit “A”, and incorporated herein by reference.

TO HAVE AND TO HOLD the same unto the said Lessee, its successors and assigns for the period and upon the terms and conditions hereinafter set forth.

THIS INDENTURE OF LEASE is made by the Lessor and accepted by the Lessee upon each of the following terms and conditions, namely:

1.  TERM:  This Lease shall be a twenty (20) year lease commencing on July 1, 1997.

2.  RENTAL:  The Lessee agrees to pay to the Lessor as rental for said demised premises the sum of Fourteen Thousand Four Hundred Sixteen Dollars ($14,416.00) per month on the first of each month for the duration of said lease.

3.  SECURITY:  Lessee agrees that buildings and improvements hereafter located or erected on premises at any time during the term of his Lease, or extension thereof, shall be and remain charged with the lien in favor of Lessor as security for the enforcement of all agreements of this lease by Lessee to be kept and performed. Such lien shall be prior to all other contracts, liens and other encumbrances whatsoever effecting the demised premises provided however that Lessor agrees that it will subordinate such lien for the actual cost of financing the erection of any improvements required by the Lessee in order to finance same, as well as, any lien required by Chevron U.S.A., Inc.

4.  QUIET POSSESSION:  Lessor hereby covenants, warrants, and agrees that at all times during the term hereof, provided Lessee is not in default hereunder, Lessee shall have the full, peaceful and quiet possession of the demised premises, and, further that Lessor has full right and power to make and enter into this lease.

5.  TAXES AND UTILITY CHARGES:  Lessee agrees to pay all real taxes, and assessments which may be levied against the improvements thereon and any personal property and trade fixtures located therein and will pay charges for light, power and other public utilities used by it in connection with the use of the demised premises.

6.  ALTERATIONS:  The Lessee agrees that before commencing any construction work on said premises or making any alterations on improvements placed upon said premises by him that he will notify Lessor in order that a notice of non-responsibility may be posted on said premises and recorded in accordance with the provisions of the Mechanic’s Lien Law of the State of Nevada.

7.  REQUIREMENTS FOR ALTERATIONS:  Lessee covenants and agrees that such alterations and/or changes shall be at his sole cost and expense and that prior written consent of the Lessor shall be obtained therefore; and provided that such changes and alterations shall conform with building codes and zoning regulations now or hereinafter legally effective, and promulgated by the State, County or Municipal authorities.

8.  REPAIRS:  Lessee agrees, at his cost and expense, to maintain and keep in good order, condition and repair the service station and all ancillary buildings or improvements to be constructed thereon by Lessee and all fixtures and equipment, including visible plumbing and electrical fixtures. The Lessee agrees to keep the premises clean and to have no nuisance, unsightly rubbish, or to commit or cause to be committed by its employees, and/or sub-tenants, any violation of the laws, rules or regulations of the State, County or Municipal Board of Health or appropriate sanitary agency.

9.  TITLE TO FIXTURES:  All buildings, fixtures and other property and materials installed in the demised premises by the Lessee shall be and remain the property of the Lessee, and at the expiration of the Lease, the Lessee may, within thirty (30) days, remove from said premises all of such fixtures, property, and materials, provided that all expenses connected with the removal thereof shall be at the expense of the Lessee. The Lessee further agrees to repair at his sole expense all damage that may result from the removal of such building, fixtures and other property and to restore said premises to the condition in which they were prior to the start of construction and that no building or improvements placed upon said premises by Lessee shall be removed during the term of this Lease or extension thereof without the consent of Lessor first had and obtained.

10.  LIABILITY AND FIRE INSURANCE:  The Lessor shall require the Lessee to carry, maintain and have in full force and effect fire, workmen’s compensation, public liability, and product liability insurance with a recognized insurance company authorized to transact business in the State of Nevada for the benefit of the Lessor and Lessee, and for the protection of all persons who may suffer injury while in, on or about said premises. Said policy shall carry an amount of coverage for injury to one person in any one accident in the sum of One Hundred Thousand Dollars ($100,000.00) and for more injury to more than one person in any one accident in the sum of Three Hundred Thousand Dollars ($300,000.00). Lessor shall be furnished with copies of said policies and all endorsements thereto.

The Lessee shall carry insurance against loss by destruction of the demised premises caused by fire, explosion or other action of the elements, except loss caused by earthquake, equal to ninety per cent (90%) of the value of the improvements.

11.  COMPLIANCE WITH THE LAW:  The Lessee shall conduct his business in such manner as will comply with all requirements of all State, Federal, County and Municipal authorities, appertaining to the business conducted upon the demised premises, and Lessee shall not permit the demised premises to be used for any unlawful purposes.

12.  DEFAULT:  In the event Lessee shall be in default in the payment of any rent herein reserved, or in the performance of any of the covenants or conditions of this Lease to be kept and performed by the Lessee, and such default shall continue for thirty (30) days from and after service upon the Lessee of written notice of such default, signed by the Lessor or their duly authorized agents, then and in any such event, the Lessor may, at their option declare this Lease terminated and repossess themselves of said premises and take such action or pursue such remedy as may be permitted under the law of the State of Nevada. However, if Lessee commences the necessary work to cure said default before the expiration of the thirty (30) days, but the work takes in excess of thirty days, then Lessor shall not be allowed to declare this Lease terminated.

13.  LIENS:  The Lessee agrees that he will, at all times, save the Lessor and keep it blameless and the demised premises free and harmless of and from any liability on account of or in respect to any mechanic’s liens or liens in the nature thereof, for work and labor done, or materials furnished at the instance and request of the Lessee, in, on or about the demised premises; provided, however, that the Lessee shall have the right to contest the claim of such lien, in which event the Lessee shall, at his expense, furnish to the Lessor a sufficient surety bond executed by a reputable and responsible surety company, in at least double the amount of such claim of such lien, conditioned upon the diligent prosecution of such defense, and to hold the Lessor from and clear of all loss, costs, damages, and expenses of every kind and nature, arising either directly or indirectly out of said contest, and to pay any judgment that may be obtained forthwith upon the same being entered.

14.  ATTORNEY FEE:  In the event of litigation arising from default in performance of any of the provisions of this Lease by either the Lessor or Lessee, the prevailing party in such litigation shall be entitled to receive from the other party reasonable attorney fees and costs of action incurred in connection with said litigation. In the event that either Lessor or Lessee shall by reason of acts of omission or commission in violation of the terms of the Lease, be made a party to any litigation commenced by a person other than the parties hereto, then such party performing the said act or suffering the said omission shall pay all costs, expenses and reasonable attorney fees incurred by the other party which arise from or are in connection with such litigation.

15.  INDEMNIFICATION:  Lessee shall indemnify and hold harmless Lessor and its agents, servants, employees and representatives from and against all claims, damages, losses and expenses, including attorneys’ fees arising out of or resulting from Lessee’s occupancy, provided, however, that Lessor, its agents, employees, representatives, successors, or assigns are not negligent with regards to same. This Paragraph shall have full force and effect upon execution of this Lease Agreement.

16.  ASSIGNMENT:  The Lessee shall not have the right to assign this Lease or hypothecate the same without first receiving the written consent of the Lessor, which consent shall not unreasonably be withheld. Lessee shall have the right to sublet any portion of the Property, providing that the tenancy of such sub-tenant shall be subject to all the terms, covenants and conditions of this Lease.

17.  WAIVER:  The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same or any other covenant contained herein.

18.  HOLDING OVER:  If the Lessee shall hold over the premises beyond the term herein specified, or any renewal thereof, with the consent, express or implied of the Lessor such holding over shall be construed to be a month-to-month tenancy, unless otherwise mutually agreed upon.

19.  PHRASE INTERPRETATION:  The term “Lessor” shall include the singular, if necessary. The term “Lessee” or the phrase “the term hereof” shall include any renewal or renewal thereof where permitted by the context hereof.

20.  PRINCIPAL PLACE OF BUSINESS FOR NOTICES:  Any and all notices shall be forwarded to the following addresses:

Lessee:

E-T-T Enterprises, L.L.C.
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Edward J. Herbst

Lessor:

Herbst Family Limited Partnership II
5195 Las Vegas Blvd. South
Las Vegas, Nevada 89119
Attn: Jerry Herbst

21.  NO OTHER AGREEMENTS:  Both parties hereby certify and declare that neither party has made any representations nor agreements to or with any other party in addition to, or in conflict with the terms, covenants and conditions hereof, and this Lease contains all of the terms, covenants and conditions and representations between the parties upon the subject matter hereof.

22.  TERMINATION OF LEASE IF LEGAL PROCEEDINGS FILED:  If, at any time during the term hereof, proceedings in bankruptcy shall be instituted by or against the Lessee and result in an adjudication of bankruptcy, or if the Lessee shall file or any creditor shall file, or any person shall file any Petition in Bankruptcy under Chapters 10 or 11 of the Bankruptcy Act of the United States of

America as such act is now in force or as same may be amended, and shall by judicially approved, or if a Receiver of the business or assets of the Lessee shall be appointed and if such appointment be not vacated within sixty (60) days after notice thereof to Lessee, or if a general assignment is made by the Lessee for the benefit of creditors, or any sheriff, Marshall, constable, or other duly constituted public official take possession thereof by authority of any attachment or execution proceedings, and offer same for sale publicly, the Lessor may, at its option, in either or any of such events, without notice to Lessee or any other person or persons, immediately recapture and take possession of the demised premises and terminate this Lease with or without the process of law, such process being expressly waived by Lessee.

23.  CARE OF PREMISES:  Lessee agrees that it will water, cultivate, trim and keep in a neat condition any shrubs, plants or lawn planted on said premises and will keep the parking areas and black top in a neat and clean condition and will use for parking.

24.  OPTION TO RENEW:  The Lessee upon giving written notice to Lessor, at least sixty (60) days prior to the date of the expiration of the term aforesaid, provided he has faithfully complied with the terms hereof, shall have the option of renewing this Lease for up to five (5) additional ten (10) year terms subject to the same terms, covenants and conditions and agreements as contained herein other than this paragraph. The monthly rental for each renewal term shall be determined at the time of each renewal.

25.  RIGHT OF FIRST REFUSAL:  In the event of a contemplated sale of the premises during the demised term, the Lessor agrees to give Lessee a notice in writing at least ten (10) days before the contemplated sale of substance of terms on which it is proposed to be made, which notice shall be registered mail directed to Lessee at his principal place of business for notices; and thereupon within ten (10) days from the date of mailing of notice the Lessee shall have the right to purchase premises upon the terms and conditions proposed, and on the failure of the Lessee to exercise such option within the time aforesaid the option hereby granted to Lessee shall be and stand canceled.

26.  TIME IS OF ESSENCE:  Time is of the essence in this Lease and of each and every one of the provisions herein contained.

27.  BINDING EFFECT:  The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized officers as of the day and year first herein written.

LESSOR:
The Herbst Family Limited Partnership II

/s/ Jerry Herbst

Jerry Herbst, Partner

LESSEE:
E-T-T Enterprises, L.L.C.

/s/ Timothy P. Herbst

Timothy P. Herbst, Member